                                                                     EXHIBIT 5.1


                  OPINION OF BROWN RUDNICK BERLACK ISRAELS LLP


                                                     January 3, 2003


American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA  01821


  RE: AMERICAN SCIENCE AND ENGINEERING, INC. REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

     We have acted as counsel to American Science and Engineering, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,015,000 shares of the Company's Common Stock, $.66 ? par value (the "Shares") and 1,015,000 preferred share purchase rights (the"Rights"). We are rendering this opinion in connection with the filing of the Registration Statement.

     The Shares are issuable upon exercise of options granted under (i) the Company's 2002 Combination Stock Option Plan (the "2002 Plan") and (ii) Employment Agreements between the Company and Ralph Sheridan dated September 26, 1996, September 25, 1999, and July 11, 2002 (the "Sheridan Agreements"). The Rights are issuable pursuant to that certain Shareholder Rights Agreement, dated as of April 17, 1998, between the Company and American Stock Transfer and Trust Co., Inc. (the "Rights Agreement") providing, in effect, for the delivery of a right (a "Right") to purchase one-thousandth of a share of Series A Junior Participating Preferred Stock, NO PAR VALUE, of the Company, along with each share of Common Stock issued by the Company pursuant to, among other things, the Plan and the Sheridan Agreements. The 1,015,000 Rights being registered pursuant to the Registration Statement represent one Right that may be issued in connection with each of the Shares issuable upon exercise of options granted under the Plans.

     In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

          1. A copy of the Restated Articles of Organization, as amended and in effect as of the date hereof, certified by the Secretary of State of the Commonwealth of Massachusetts on May 24, 2002, and a certificate of the Clerk of the Company that there have been no further amendments thereto;

          2. A copy of the By-Laws of the Company, as amended, certified by the Clerk of the Company as presently being in effect;

          3. The votes of the Directors and Stockholders as to approvals given with respect to the 2002 Plan, and the votes of the Directors
               (or a committee thereof, where applicable) with respect to the Rights Agreement and the Sheridan Agreements, together with a certificate of the Clerk of the Company, certifying (i) as to the votes taken, (ii) that such votes are in full force and effect as of the date hereof, (iii) that the same have not been altered, amended or rescinded in any way, and (iv) that such votes are the only votes adopted relating to such matters; as to which we have relied upon exclusively with respect to the subject matter of such certificate;

          4. A copy of the Rights Agreement, 2002 Plan and the Sheridan Agreements (each, an "Agreement" and together, the "Agreements"), together with a certificate of the Clerk of the Company, certifying that each Agreement (i) is a true, correct and complete copy of the original as executed, together with any amendments thereto and (ii) remains in full force and effect; as to which we have relied upon exclusively with respect to the subject matter of such certificate;

          5. A report from the Company's Transfer Agent dated as of a recent date as to the issued and outstanding shares of the Company;

          6. A certificate of the Clerk of the Company as to (i) the total issued and outstanding shares of common stock of the Company;
               (ii) the total number of shares of common stock issuable upon exercise, conversion or exchange of all outstanding options, warrants, convertible securities, exchangeable securities or other outstanding rights to acquire common stock of the Company, on which we have relied exclusively with respect to the subject matter of such certificate;

          7. A certificate dated as of December 20, 2002 of the Secretary of State of the Commonwealth of Massachusetts as to the good corporate standing of the Company on which we have relied exclusively with respect to the corporate good standing of the Company; and

          8.   The Registration Statement.

     We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

     We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     With your concurrence, the opinions hereafter expressed, whether or not qualified by language such as "to our knowledge," are based solely upon (1) our review of the Documents and (2) such review of published sources of law as we have deemed necessary.

     Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts and the federal law of the United States of America.

     This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the 2002 Plan and Sheridan Agreements, the Shares will be validly issued, fully paid and nonassessable and (ii) the Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement, the Rights will be validly issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the 1933 Act or within the category of persons whose consent is required by Section 7 of the 1933 Act.

     This opinion is as of the date hereof and is limited to the laws in effect as of the date hereof. We undertake no obligation to advise you of any change, whether legal or factual, in any matters set forth herein.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraphs. This opinion may be used only in connection with the offering of the Shares and the Rights pursuant to the original Registration Statement, so long as such Registration Statement remains effective under the Act. This opinion may not be used in connection with any amendment of the Registration Statement.


                                  Very truly yours,

                                  BROWN RUDNICK BERLACK ISRAELS LLP


                                  /s/ BROWN RUDNICK BERLACK ISRAELS LLP


JGN/SRL/SAS

                                   SCHEDULE A

                        BROWN RUDNICK BERLACK ISRAELS LLP
                              STANDARD ASSUMPTIONS

     In rendering legal opinions in third party transactions, Brown Rudnick Berlack Israels LLP makes certain customary assumptions described below:

          1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents and perform their obligations.

          2. Each person, other than the Company, has all requisite power and authority and has taken all necessary corporate or other action to enter into the Documents, to the extent necessary to make the Documents enforceable against it.

          3. Each person, other than the Company, has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Company.

          4. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

          5. All official public records are accurate, complete and properly indexed and filed.

          6. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

          7. The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

          8. Each person other than the Company has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions as contemplated by the Documents.

          9. There are no agreements or understandings among the parties to or bound by the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the express terms of any of the Documents.

          10. The Company will not in the future take any discretionary action (including a decision not to act) permitted under any Document that would result in a violation of law or constitute a breach or default under that or any other Document or court or administrative orders, writs, judgments and decrees that name the Company and are specifically directed to it or its property.

          11. The Company will obtain all permits and governmental approvals required in the future and take all actions similarly required relevant to its performance of its obligations under the Documents.

          12. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

          13. There are no agreements or understandings among the parties to or bound by the Documents not reflected in the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.